UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Citrix Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, JUNE 3, 2020

The following Notice of Change of Location of Annual Meeting of Shareholders relates to and supplements the 2020 Notice of Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) of Citrix Systems, Inc. (the “Company”), filed with the Securities and Exchange Commission on April 16, 2020 and subsequently mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2020 annual meeting of shareholders (the “Annual Meeting”) to be held on Wednesday, June 3, 2020.

On May 20, 2020, the Company issued the following press release related to a change to the location of the Annual Meeting. As described below, the Annual Meeting will now be held in a virtual-only meeting format.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE: Citrix Systems Announces Virtual Only Format for 2020 Annual Meeting of Shareholders

May 20, 2020

FORT LAUDERDALE, Fla.—(BUSINESS WIRE) — Citrix Systems, Inc. (NASDAQ:CTXS) (the “Company”), today announced that, due to the public health impact of the novel coronavirus (COVID-19) pandemic and in order to support the health and well-being of its shareholders, employees and greater community, the format of the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be virtual only. As previously announced, the Annual Meeting will be held at 5:00 p.m., Eastern time, on Wednesday, June 3, 2020. Shareholders will not be able to attend the Annual Meeting in person.

Citrix Systems Virtual Annual Meeting

The date, time and webcast link for the virtual Annual Meeting are as follows:

Date:	June 3, 2020
Time:	5:00 p.m., Eastern time
Webcast Link:	www.virtualshareholdermeeting.com/CTXS2020

The proposals to be voted on at the Annual Meeting remain the same as those set forth in the Notice of 2020 Annual Meeting of Shareholders and Proxy Statement previously mailed or made available to shareholders on or about April 16, 2020 (the “Proxy Materials”). As described in the Proxy Materials, you are entitled to vote at the Annual Meeting if you were a shareholder as of the close of business on April 7, 2020, the record date. The proxy card that was included with the Proxy Materials, or proxy notice or voting instruction form previously distributed to shareholders, will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company encourages eligible shareholders to vote on the proposals disclosed in the Proxy Materials prior to the Annual Meeting using the instructions provided in the Proxy Materials.

Attending the Virtual Annual Meeting

The virtual meeting is designed to provide the same rights to participants that they would have at an in-person meeting. During the Annual Meeting, shareholders may ask questions and will be able to vote their shares electronically. Valid questions not answered on the live call will be posted, along with answers on our investors.citrix.com website. The Annual Meeting will start promptly at 5:00 p.m. Eastern time and online access will begin at 4:45 p.m. Eastern time.

If you are a shareholder of record:

If you are a shareholder of record, in order to participate in the virtual-only Annual Meeting, please log into the meeting platform at www.virtualshareholdermeeting.com/CTXS2020. You will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you.

Shareholders Holding Shares in “Street Name”:

If your shares are held in “street name” through a broker, bank or other nominee and you do not have a 16-digit control number, in order to participate in the virtual-only Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address.

Those without a control number may attend as guests of the Annual Meeting. If you are a guest, you will need to register by entering your name and email address. Guests will not have the option to vote or ask questions during the virtual-only Annual Meeting.

Voting and Questions

Shareholders will be able to vote electronically and submit questions during the virtual Annual Meeting. If you are a shareholder, you may vote during the Annual Meeting by following the instructions available on www.virtualshareholdermeeting.com/CTXS2020. You may also continue to use the proxy card included with the Proxy Materials previously distributed to you to vote, by using the Internet or telephone options described on the proxy card and as described in more detail in the Proxy Materials.

Technical Support

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting. Technical support, including related technical support phone numbers, will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/CTXS2020.

About Citrix

Citrix (NASDAQ:CTXS) is powering a better way to work with unified workspace, networking, and analytics solutions that help organizations unlock innovation, engage customers, and boost productivity, without sacrificing security. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 98 percent of the Fortune 500. Learn more at www.citrix.com.